                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant /X/
Filed by a party other than the registrant / /

Check the appropriate box:
/X/ Preliminary proxy statement                              / /      Confidential, for Use of the Commission Only (as
                                                                      permitted by Rule 14a-6(e)(2))

/ / Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         AMPERSAND MEDICAL CORPORATION
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

-------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
         /X/      No fee required.
         / /      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11.

         (1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
         (5) Total fee paid:

-------------------------------------------------------------------------------
         / / Fee paid previously with preliminary materials.

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

-------------------------------------------------------------------------------
         (2) Form, schedule or registration statement no.:

-------------------------------------------------------------------------------
         (3) Filing party:

-------------------------------------------------------------------------------
         (4) Date filed:

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
                          AMPERSAND MEDICAL CORPORATION

                          414 NORTH ORLEANS - SUITE 510
                             CHICAGO, ILLINOIS 60610

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

           NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Ampersand Medical Corporation (the "Company") will be held at the Holiday Inn, 30 North Orleans, Chicago, Illinois on Thursday, May 24, 2001, at 10:00 a.m., Chicago time, for the following purposes:

           1.         to elect directors;

           2. to consider a proposal to amend the Company's Certificate of Incorporation to effect a one-for-three reverse stock split of the Company's common stock, as a result of which holders of common stock will receive one share of reclassified common stock for every three shares of common stock owned at the effective time of the amendment (with cash being paid in lieu of fractional shares);

           3. to ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the year ended December 31, 2001; and

           4. to transact such other business as may properly come before the meeting.



                                    By order of the Board of Directors,



                                    /s/     Leonard R. Prange
                                    --------------------------------------------
                                    Leonard R. Prange
                                    President, Chief Operating Officer, Chief
                                    Financial Officer, and Secretary

                                 PROXY STATEMENT

           This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the annual meeting of stockholders to be held on May 24, 2001 and at any adjournment thereof. Only stockholders of record at the close of business on April 6, 2001 will be entitled to notice of and to vote at the meeting. The Company had outstanding 30,211,457 shares of common stock ("Common Stock") as of the close of business on March 31, 2001. There are no other voting securities. Each stockholder is entitled to one vote per share for the election of directors, as well as on all other matters. If the accompanying proxy form is signed and returned, the shares represented thereby will be voted; such shares will be voted in accordance with the directions on the proxy form or, in the absence of direction as to any proposal, they will be voted for such proposal; and it is intended that they will be voted for the nominees named herein, except to the extent authority to vote is withheld. The stockholder may revoke the proxy at any time prior to the voting thereof by giving written notice of such revocation to the Company, by executing and duly delivering a subsequent proxy or by attending the meeting and voting in person.

           In case any nominee named herein for election as a director is not available when the election occurs, proxies in the accompanying form may be voted for a substitute as well as for the other persons named herein. The Company expects all nominees to be available and knows of no matters to be brought before the meeting other than those referred to in the accompanying notice of annual meeting. If, however, any other matters properly come before the meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

           The presence at the annual meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock shall constitute a quorum. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that the broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

           A plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting will be required to elect the directors. The vote of the majority of the outstanding shares of Common Stock of the Company is necessary to approve the proposal to amend the Company's Certificate of Incorporation to effect a one-for-three reverse stock split. The vote of the majority of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting is necessary to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2001.

           In addition to the use of the mails, proxies may be solicited by directors, officers or regular employees of the Company in person, by telegraph, by telephone or by other means. The cost of the proxy solicitation will be paid by the Company.

           This Proxy Statement and the form of proxy are first being mailed on April _____, 2001 to stockholders of the Company.

                           PRINCIPAL STOCKHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT

           The following table sets forth as of March 31, 2001, with respect to any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, the name and address of such owner, the number of shares of Common Stock beneficially owned, the nature of such ownership, and the percentage such ownership is of the outstanding shares of Common Stock:

                                                NUMBER OF SHARES                  PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER           BENEFICIALLY OWNED                   CLASS
------------------------------------           ------------------                   -----
Peter P. Gombrich
414 N. Orleans, Suite 510
Chicago, IL 60610 (1)                              5,726,173                        18.9%


Alexander M. Milley
Azimuth Corporation
3600 Rio Vista Boulevard, Suite A
Orlando, FL 32805 (2)                              5,684,391                        17.3%


William J. Ritger
Seaside Partners, L.P.
623 Ocean Avenue                                   6,172,974                        20.0%
Sea Girt, NJ 08750 (3)

----------
(1) Includes: (i) 838,434 shares owned by Mr. Gombrich's wife; (ii) 479,827 shares owned by The EAG Trust, 479,827 shares owned by The CMC Trust and 479,827 shares owned by The M Trust (collectively, the "Trusts"), for each of which Mrs. Gombrich serves as sole Trustee; and (iii) 73,333 shares subject to options granted by the Company to Mr. Gombrich that were exercisable on March 31, 2001 or which have or will become exercisable within sixty days thereafter. Mr. Gombrich disclaims beneficial ownership of the aforesaid shares held by his wife and the Trusts for which his wife serves as sole Trustee.

(2) Includes: (i) 503,333 shares owned by Milley Management, Inc. ("MMI"), of which Mr. Milley is the sole director and executive officer; (ii) 1,494,667 shares owned by Cadmus Corporation ("Cadmus"), of which Mr. Milley is a director and executive officer; (iii) 506,250 shares owned by Azimuth Corporation ("Azimuth"), of which Mr. Milley is a director and executive officer, 500,000 shares issuable to Azimuth pursuant to a note that was convertible on March 31, 2001 or has or will become convertible within 60 days thereafter, and 2,125,000 shares issuable to Azimuth under warrants granted by the Company that were exercisable on March 31, 2001 or which have or will become exercisable within sixty days thereafter; (iv) 148,655 shares owned by Winchester National, Inc., of which Mr. Milley is a director; and (v) 70,000 shares subject to options granted by the Company to Mr. Milley that were exercisable on March 31, 2001 or which have or will become exercisable within 60 days thereafter.

(3) Includes: (i) 70,000 shares owned by The Research Works, Inc., a corporation controlled by Mr. Ritger; (ii) 4,207,500 shares owned by Seaside Partners, L.P. ("Seaside"), of which Mr. Ritger is the Managing Partner; and (iii) 531,614 shares issuable under a warrant granted by the Company to Mr. Ritger which was exercisable on March 31, 2001 or which has or will become exercisable within 60 days thereafter.

           The following table sets forth as of March 31, 2001, certain information concerning the ownership of Common Stock of the Company of each director, nominee and executive officer named in the Summary Compensation Table hereof ("Named Executive Officers") and all directors and executive officers of the Company as a group:

                                                           AMOUNT AND NATURE OF               PERCENT
NAME OF BENEFICIAL OWNER                                   BENEFICIAL OWNERSHIP              OF CLASS
------------------------                                   --------------------              --------
Peter P. Gombrich (1)                                            5,726,173                     18.9%

Alexander M. Milley (2)                                          5,684,391                     17.3%

Robert C. Shaw (3)                                                 570,417                      1.7%

John Abeles, M.D. (4)                                              261,616                      0.9%

Denis M. O'Donnell, M. D.(5)                                       854,901                      2.8%

Leonard R. Prange (6)                                            1,133,355                      3.7%



All directors, and executive officers as a group
(6 persons)                                                     14,230,853                     41.4%

----------
(1) Includes: (i) 838,434 shares owned by Mr. Gombrich's wife; (ii) 479,827 shares owned by The EAG Trust, 479,827 shares owned by The CMC Trust, and 479,827 shares owned by The MGD Trust, for each of which Mrs. Gombrich serves as sole Trustee; and (iii) 73,333 shares subject to options granted by the Company to Mr. Gombrich that were exercisable on March 31, 2001 or which have or will become exercisable within 60 days thereafter. Mr. Gombrich disclaims beneficial ownership of the aforesaid shares held by his wife and the Trusts for which his wife serves as Trustee.

(2) Includes: (i) 503,333 shares owned by MMI, of which Mr. Milley is the sole director and executive officer; (ii) 1,494,667 shares owned by Cadmus, of which Mr. Milley is a director and executive officer; (iii) 506,250 shares owned by Azimuth, of which Mr. Milley is a director and executive officer, 500,000 shares issuable to Azimuth pursuant to a note that was convertible on March 31, 2001 or has or will become convertible within 60 days thereafter, and 2,125,000 shares issuable to Azimuth under warrants granted by the Company that were exercisable on March 31, 2001 or have or will become exercisable within 60 days thereafter;
(iv) 148,655 shares owned by Winchester National, Inc., of which Mr. Milley is a director; and (v) 70,000 shares subject to options granted by the Company to Mr. Milley that were exercisable on March 31, 2001 or which have or will become exercisable within 60 days thereafter.

(3) Includes 70,000 shares subject to options granted by the Company to Mr. Shaw that were exercisable on March 31, 2001 or which have or will become exercisable within 60 days thereafter.

(4) Includes: (i) 191,616 shares owned by Northlea Partners, Ltd. ("Northlea"), of which Dr. Abeles is the general partner; and (ii) 70,000 shares subject to options granted by the Company to Dr. Abeles which were exercisable on March 31, 2001 or have or will be exercisable within 60 days thereafter. Dr. Abeles disclaims beneficial ownership of all shares owned by Northlea except 2,616 shares, which shares are attributable to his 1% interest in Northlea as general partner.

(5) Includes: (i) 784,901 shares subject to warrants granted by the Company to Dr. O'Donnell which were exercisable on March 31, 2001 or which have or will be exercisable within 60 days thereafter; and (ii) 70,000 shares subject to options granted by the Company to Dr. O'Donnell which were exercisable on March 31, 2001 or have or will be exercisable with in 60 days thereafter.

(6) Includes 436,667 shares subject to options granted by the Company to Mr. Prange that were exercisable on March 31, 2001 or which have or will become exercisable within 60 days thereafter.

                       NOMINEES FOR ELECTION AS DIRECTORS

           Five directors are to be elected at the meeting to hold office until the annual meeting of stockholders in 2002 and until their respective successors are elected and qualified. All of the nominees have been previously elected directors by the stockholders.

NAME                           OFFICES AND POSITIONS, IF ANY, HELD WITH THE COMPANY; AGE
----                           ---------------------------------------------------------
Peter P. Gombrich              Chairman of the Board, Chief Executive Officer and Director
                               of the Company; Age 63

Alexander M. Milley            Director of the Company; Age 47

Robert C. Shaw                 Director of the Company; Age 47

John Abeles, M.D.              Director of the Company; Age 56

Denis M. O'Donnell, M.D.       Director of the Company; Age 47

           NOMINEES

           PETER P. GOMBRICH has been Chairman of the Board and Chief Executive Officer of the Company and a director since December 1998. Mr. Gombrich has served as Chairman of the Board and Chief Executive Officer of InPath, L.L.C. ("InPath"), a bio-molecular medical testing company, since Mr. Gombrich founded that company in March 1998. InPath was acquired by the Company in December 1998. In 1994, Mr. Gombrich founded AccuMed International, Inc. ("AccuMed"), a cytopathology products company, and served as Chairman, President and Chief Executive Officer of AccuMed until January 1998. From 1990 until he founded AccuMed in 1994, Mr. Gombrich was a consultant in the cytology and microbiology industries. From July 1985 until September 1989, Mr. Gombrich was President and Chief Executive Officer, and from July 1985 until November 1990 was Chairman of the Board of CliniCom Incorporated, a bedside clinical information systems company, which he founded. In 1976, Mr. Gombrich co-founded St. Jude Medical, Inc., a life support medical device company, in which he served as Executive Vice President until 1980, when he became President of the pacemaker division of that company, serving in that position until 1982. Mr. Gombrich has a Bachelor of Science degree in Electrical Engineering from the University of Colorado and a Masters in Business Administration from the University of Denver.

           ALEXANDER M. MILLEY has been a director of the Company since 1989. Mr. Milley is President and Chairman of the Board of ELXSI Corp., a holding company with subsidiaries operating in the restaurant and environmental inspection equipment industries. He is also President and Chairman of the Board of Azimuth, a holding company with subsidiaries operating in the trade show exhibit and retail environment design and the distribution of electrical components and fasteners industries. Mr. Milley was Chairman of the Board and Chief Executive Officer of Bell National Corporation, a predecessor of the Company ("Bell"), until December 1998 and was President of Bell from August 1990 until December 1998. Mr. Milley is the founder, President, sole director and majority shareholder of MMI, a private investment and management-consulting firm. Mr. Milley is also the President of Cadmus, a private investment and management-consulting firm. Mr. Milley was Senior Vice President-Acquisitions from December 1983 until July 1986 of the Dyson-Kissner-Moran Corporation, a private investment company.

           DENIS M. O'DONNELL, M.D. has been a director of the Company since December 1998. Since 1997, he has been Managing Director of Seaside Advisors, L.L.C., an investment advisor to Seaside Partners, L.L.P., a fund specializing in small capitalization private placements. Prior to joining Seaside Advisors, L.L.C., Dr. O'Donnell was President of Novavax, Inc. ("Novavax"), a company engaged in the development of pharmaceutical products, from its inception in 1995 to 1997. Dr. O'Donnell currently serves as a director and Chairman of Novavax. From 1991 to 1995, Dr. O'Donnell served as Corporate Vice President of Medical Affairs of IGI, Inc., a clinical drug testing company. Prior to joining IGI, Inc. in 1991, Dr. O'Donnell was Director of the Clinical Research Center at MTRA, Inc. a company engaged as investigator in human clinical trails. Dr. O'Donnell has been a director of ELXSI Corporation since 1996 and of Columbia Laboratories, Inc., a pharmaceutical company, since 1999. Dr. O'Donnell is a Fellow of the American College of Clinical Pharmacology and serves on the Scientific Advisory Board of the Associates of Clinical Pharmacology.

           JOHN H. ABELES, M.D. has been a director of the Company since May 1999. Dr. Abeles is President of MedVest, Inc., a venture capital and consulting firm he founded in 1980. He is also General Partner of Northlea Partners, Ltd., a family investment partnership. Dr. Abeles was a senior medical executive at Sterling Drug, Pfizer, and Revlon Healthcare, Inc. and subsequently was a medical analyst at Kidder, Peabody & Co. Dr. Abeles is a director of a number of companies operating in the medical device or healthcare fields, including I-Flow Corporation, Oryx Technology Corp., Encore Medical Corporation, and DUSA Pharmaceuticals, Inc. Dr. Abeles received his medical degree and degree in pharmacology at the University of Birmingham in England and is currently a director at the Higuchi BioSciences Institute at the University of Kansas.

           ROBERT C. SHAW has been a Director of the Company since November 1989. Mr. Shaw is President of Contempo Design, Inc., a firm specializing in the design of exhibits and retail environments. Mr. Shaw was Chief Financial Officer of Bell from November 20, 1989 to December 1998. Mr. Shaw has been a Vice President of MMI since March 1989, an officer or director of Azimuth or certain of its subsidiaries since November 1990, a director of Cadmus since January 1992 and an officer or director of ELXSI since September 1989. Mr. Shaw was Vice President of Berkeley Softworks, Incorporated ("Berkeley") from September 1987 to March 1989. From January 1987 to September 1987, he was Vice President, and from July 1985 until January 1987, he was Director of Finance and Operations, at Ansa Software, Incorporated ("Ansa"). Berkeley and Ansa developed and produced personal computer software.

           EXECUTIVE OFFICER

           LEONARD R. PRANGE has been President, Chief Operating Officer and Chief Financial Officer of the Company since December 1998. Mr. Prange was elected Secretary of the Company in January 2000. From March 1997 until December 1998 Mr. Prange was Corporate Vice President and Chief Operating Officer, and from September 1996 until December 1998 he was Corporate Vice President and Chief Financial Officer of AccuMed. From July 1995 until September 1996, Mr. Prange served as a Managing Director of Lovett International, Inc., an international trading and consulting firm. Mr. Prange was Group Vice President from June 1994 until July 1995, Vice President and Chief Financial Officer from December 1984 until June 1994, and Treasurer from December 1981 until December 1984, of Richardson Electronics, Ltd., a global electronics manufacturing and distribution company. Mr. Prange has a Bachelor of Science degree in Accounting from DePaul University and is a certified public accountant.

           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

           On May 24, 2000, the Company granted Dr. O'Donnell a warrant to purchase 629,446 shares of Common Stock, exercisable at $.01 per share, as compensation as a finder in a private offering of Common Stock that occurred in 2000 and 2001. Said warrant expires five years from the date of grant.

           On January 6, 2000 and April 28, 2000, the Company sold 200,000 shares and 1,333,333 shares, respectively, of Common Stock to Seaside in a private offering. The shares were sold to Seaside under the same terms and conditions as those of the other participants in the private offering, including the purchase prices of $0.33 per share and $1.50 per share, respectively. Dr. O'Donnell is a member and manager of Seaside Advisors, L.L.C., which provides investment management services to Seaside.

           On April 28, 2000, the Company received a Promissory Note in the amount of $2,000,000 evidencing the purchase price paid by Seaside for the 1,333,333 shares of Common Stock referred to in the prior paragraph. That Note bears interest at the rate of 8% per annum and the original due date was July 28, 2000. The Company agreed to extend the due date of that Note until November 30, 2000. Seaside has made principal payments of $1,550,000 under the Note. The
Note is currently in default and the Company is negotiating revised terms with Seaside, including a new due date and penalties for the default. As of March 31, 2001, an additional $72,000 is due from Seaside, representing accrued interest on the Note to that date.

           On September 22, 2000, the Company issued a Convertible Promissory Note, with a maturity date of one year, to Azimuth in exchange for $500,000 in cash. That Note bears interest at the rate of 15% per annum and is convertible into Common Stock at a conversion price of $1.00 per share after February 22, 2001. The conversion price was less than the market price of the Common Stock at the date of issuance of the Note. Therefore, the holder is considered to have a beneficial conversion feature. The Company determined the value of this beneficial conversion feature to be $125,000. This value was recorded as a reduction to the debt and is being amortized as additional interest expense over the life of the Note. The majority of the proceeds of the Note were used to make a loan to AccuMed in accordance with the terms of an agreement under which AccuMed will merge into a subsidiary of the Company. Mr. Milley, a director of the Company, is a director and executive officer of Azimuth.

           On December 4, 2000, the Company issued a Promissory Note, with maturity date of December 31, 2000, to Azimuth, in exchange for $200,000 in cash. That Note bore interest at the rate of 12% per annum. As additional consideration, the Company granted Azimuth a warrant to purchase 50,000 shares of Common Stock of the Company at an exercise price of $0.937 per share, the approximate market price of the Common Stock on the date the warrant was granted. That warrant expires five years from the date of grant. The Company repaid the Note and accrued interest on February 20, 2001. In that the Note was not repaid when due, the Company was obligated by the terms of the Note to grant Azimuth a warrant to purchase an additional 25,000 shares of Common Stock at an exercise price of $0.01 per share, representing a two month late payment penalty. That warrant expires five years from the date of grant. The proceeds of the Note were used for general working capital and to pay license fees.

           On December 11, 2000, the Company issued a Promissory Note, with the maturity date 180 days from the date of issue, to Azimuth, in exchange for $100,000 in cash. That Note bore interest at the rate of 12% per annum. As additional consideration, the Company granted Azimuth a warrant to purchase 1,000,000 shares of Common Stock at an exercise price of $1.25 per share, an approximate 15% premium over the market price of the Common Stock at the date that the warrant was issued. That warrant expires five years after the date of grant. The Company repaid the Note and accrued interest on February 20, 2001. The proceeds of the Note were used to repay a convertible promissory note of the Company held by AccuMed.

           On February 1, 2001 and February 7, 2001, the Company issued Promissory Notes to Azimuth in exchange for $25,000 and $470,000, respectively, in cash. Those Notes bore interest at the rate of 15% per annum. Those Notes are required to be repaid from the proceeds of any new offering of debt or equity undertaken by the Company subsequent to the dates of the Notes. As additional consideration for the Note issued on February 7, 2001, the Company granted Azimuth a warrant to purchase 1,000,000 shares of Common Stock of the Company at an exercise price of $0.25 per share, an approximate discount of 83% from the market price of the Common Stock on the date the warrant was issued. That warrant expires five years after the date of grant. The Company repaid both Notes and accrued interest on February 20, 2001. The proceeds of the Notes were used to fund a $470,000 loan to AccuMed upon the signing of the agreement on February 7, 2001, pursuant to which AccuMed will merge into a subsidiary of the Company.

           BOARD MEETINGS AND COMMITTEES

           The Board held nine meetings during the fiscal year ended December 31, 2000. No director attended fewer than 75% of the total number of meetings of the Board of Directors and Committees of the Board of Directors of which such director was a member.

           On May 23, 2000, the Board voted to establish an Audit Committee consisting of three outside directors, Mr. Shaw, Mr. Milley and Dr. O'Donnell. The Committee elected Mr. Shaw to serve as Chairman. The Committee adopted a charter for its overview of the financial operations and management of the Company, including a required review process for all quarterly, annual and special filings with the Securities and Exchange Commission, and meetings with the Company's independent accountants. A copy of that charter is attached to this Proxy Statement as Exhibit A.

Except for Mr. Shaw, the members of the Audit Committee are not independent as that term is defined under the National Association of Securities Dealers, Inc. listing standards. The Audit Committee met once in 2000.

           REPORT OF THE AUDIT COMMITTEE

           The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K, including the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

           The Chairman of the Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Chairman of the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters of written disclosures required by the Independence Standards Board. The independent auditors provided limited tax services during the year.

           The Chairman of the Audit Committee discussed with the independent auditors the overall scope and plan of the audit, the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held one meeting during 2000. Prior to filing, the Chairman of the Committee reviewed the financial statements and other information included in the Company's Quarterly Reports on Form 10-Q filed for the quarters ended June 30, 2000 and September 30, 2000.

           In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2001.

Robert C. Shaw, Chairman
Alexander M. Milley
Denis M. O'Donnell, M.D.

           OTHER COMMITTEES OF THE BOARD

           The Board currently has no other standing committees. The Board does not have a nominating committee or any committee performing the function of a nominating committee. The functions related to nomination and compensation structures are undertaken by the Board as a group.

COMPENSATION

           COMPENSATION OF DIRECTORS

           The Company compensates its non-management directors through the grant of an annual option to purchase shares of Common Stock. The options are granted at the first directors meeting following the Annual Meeting of Stockholders. The exercise price of the option is set at the fair market value determined by the closing price of the Common Stock as reported on the Over-the-Counter Bulletin Board on the date of the grant. Non-management directors were granted options to purchase 50,000 shares and 20,000 shares for the years 2000 and 1999, respectively. The

Company also reimburses directors for expenses incurred in connection with their attendance at meetings of the Board of Directors.

           EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                              Annual Compensation                 Long-Term Compensation
                                                              -------------------                 ----------------------
                                                                                                  Restricted
                                                                                                    Stock
Name and Principal Position                  Year      Salary         Bonus (3)    Other (4)(5)     Awards        Options
---------------------------                  ----      ------         ---------    ------------     ------        -------
Peter P. Gombrich, Chairman of
the Board and Chief Executive
Officer                                      2000     $225,000        $ 50,000       $ 35,153         Nil         200,000
                                             1999     $200,000        $ 50,000       $  9,000         Nil           Nil
                                             1998     $ 43,750 (1)       Nil         $  2,250         Nil           Nil


Leonard R. Prange, President,
Chief Operating Officer, Chief Financial
Officer and Secretary                        2000     $175,000        $ 25,000       $ 24,270         Nil         100,000
                                             1999     $139,583        $ 25,000       $  3,500         Nil         400,000
                                             1998           -- (2)          --             --          --              --

----------
(1) Compensation received in 1998 from InPath, which was acquired by the Company in December 1998.

(2) Mr. Prange was elected President of the Company in December 1998 but did not receive any salary from the Company until January 1999.

(3) The Employment Agreements of Mr. Gombrich and Mr. Prange provide that they are each entitled to receive bonus compensation at the discretion of the Board of Directors. In May 2000 and February 2001, the Board authorized 1999 and 2000 bonus payments, respectively, to Mr. Gombrich and Mr. Prange.

(4) Company policy provides that an employee may receive cash compensation in lieu of unused vacation time or defer unused vacation time for use in future periods. Mr. Gombrich took cash compensation of $26,153 and Mr. Prange took cash compensation of $18,270 to offset portions of their respective unused vacation time.

(5) The Employment Agreements of Mr. Gombrich and Mr. Prange provide that they are to receive monthly automobile allowances of $750 and $500, respectively.

STOCK OPTIONS

                              OPTION GRANTS IN 2000

           The following table sets forth certain information with respect to stock options granted to the Named Executive Officers during 2000 under the 1999 Equity Incentive Plan.

           In addition to providing the number of shares subject to options granted to the Named Executive Officers, the following table discloses the range of potential realizable values at various assumed appreciation rates. The table discloses for the Named Executive Officers the gain or "spread" that would be realized at the end of the option term for the options granted during 2000, if the price of the Common Stock appreciates annually by the percentage levels indicated from the market price on the date of grant.

                              OPTION GRANTS IN 2000

                                                                            Potential Realizable Value
                      Number of                                               At Assumed Annual Rates
                      Securities  Percent of                                of Stock Price Appreciation
                      Underlying    Total         Exercise                        For Option Term
                       Options    Options In      Price Per     Expiration  ---------------------------
       Name            Granted    Fiscal Year       Share          Date         5% ($)      10% ($)
       ----            -------    -----------       -----          ----         ------      -------
Peter P. Gombrich      200,000       13.2%         $2.875         5/23/05      $345,890     $876,557

Leonard R. Prange      100,000       6.6%          $2.875         5/23/10      $172,946     $438,275

           The following table sets forth information with respect to the value of all stock options held at December 31, 2000 by the Named Executive Officers. No options were exercised by the Named Executive Officers in 2000.

                       FISCAL YEAR END OPTION/SAR VALUES

                                Number of Securities                 Value of Unexercised
                               Underlying Unexercised                    In-The-Money
                                    Options/SARs                         Options/SARs
                                 At Fiscal Year End                   At Fiscal Year End
                                 ------------------                   ------------------
Name                        Exercisable     Unexercisable        Exercisable     Unexercisable
----                        -----------     -------------        -----------     -------------
Peter P. Gombrich               Nil            200,000               Nil             Nil(2)

Leonard R. Prange (1)         400,000          100,000            $248,760           Nil(2)

----------
(1) On May 27, 1999, Mr. Prange was granted an option to purchase 400,000 shares of Common Stock at an exercise price of $0.3937 per share, the fair market value as of the date of the grant determined in accordance with the provisions of the 1999 Equity Incentive Plan. One-third of the option vested on the date of grant, one-third on May 27, 2000, and the remainder is scheduled to vest on May 27, 2001. Mr. Prange's Employment Agreement provides that upon a change in control of the Company all unvested options outstanding shall immediately vest and become exercisable. See "Employment Agreements" below.

(2) Options granted to Mr. Gombrich and Mr. Prange during 2000 vest at the rate of 20% per year beginning on May 23, 2001, and have exercise prices of $2.875 per share.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           The Company does not have a Compensation Committee. The entire Board of Directors participates in deliberations concerning executive compensation. Mr. Gombrich, Chairman of the Board and Chief Executive Officer, does not participate in any of the Board's deliberations concerning his own compensation. Other than Mr. Gombrich and Messrs. Milley and Shaw, who were officers and directors of Bell, a predecessor of the Company, no member of the Board of Directors is a current or former officer or employee of the Company or any of the Company's subsidiaries. None of the Company's executive officers has served on the board of directors or on the compensation committee of any other entity that had an executive officer serving on the Company's Board of Directors.

      EMPLOYMENT AGREEMENTS

      MR. GOMBRICH is employed as Chairman of the Board and Chief Executive Officer of the Company pursuant to an Employment Agreement (the "Gombrich Agreement" ) with InPath dated May 1, 1998. The Gombrich Agreement was amended on December 4, 1998 to reflect changes related to the acquisition of InPath by the Company. Under the Gombrich Agreement, Mr. Gombrich receives annual compensation consisting of a base salary, a bonus determined at the discretion of the Board of Directors, and a monthly automobile allowance of $ 750. Mr. Gombrich's base salary may be increased at the discretion of the Board of Directors. His base salary was $225,000 in 2000 and will be $250,000 in 2001. The Gombrich Agreement has a term of three years, beginning May 1, 1998 and ending April 30, 2001. Thereafter, the Gombrich Agreement automatically renews for consecutive terms of two years unless either Mr. Gombrich or the Company elects not to renew it. For two years following the termination of the Gombrich Agreement, Mr. Gombrich may not participate in a business that substantially and directly competes with the Company. If there is a Change of Control, as defined in the Gombrich Agreement, and the Company thereafter terminates the Gombrich Agreement without cause, or Mr. Gombrich terminates the Agreement for Good Reason, as defined in the Gombrich Agreement, Mr. Gombrich is entitled to a lump-sum severance payment equal to three times the sum of his annual base salary, his annualized monthly automobile allowance, and the highest incentive compensation paid to him in any of the previous year incentive compensation periods. If Mr. Gombrich is terminated without cause or resigns for Good Reason, and no Change of Control has occurred, he is entitled to a lump-sum severance payment equal to two times the sum of the foregoing amounts.

       MR. PRANGE is employed as President of the Company under an Employment Agreement (the "Prange Agreement") dated June 1, 1999. Under the Prange Agreement, Mr. Prange receives annual compensation consisting of a base salary, a bonus as determined at the discretion of the Board of Directors, and a monthly automobile allowance of $500. Mr. Prange's base salary may be increased at the discretion of the Board of Directors. His base salary was $175,000 in 2000 and will be $200,000 in 2001. The Prange Agreement has a term of three years, beginning June 1, 1999 and ending May 31, 2002. Thereafter, the Prange Agreement automatically renews for additional one-year terms unless either Mr. Prange or the Company elects not to renew it. For two years following the termination of the Prange Agreement, Mr. Prange may not actively participate in the management of a business that substantially or directly competes with the Company. If there is a Change of Control as defined in the Prange Agreement and the Company terminates the Prange Agreement or Mr. Prange resigns after a Change of Control or for Good Reason, as defined in the Prange Agreement, Mr. Prange is entitled to receive a lump-sum severance payment equal to the sum of his annual base salary, twelve times his monthly automobile allowance, and the highest incentive compensation paid to him in any of two consecutive annual incentive compensation periods. In addition, any unvested stock options, restricted stock awards, or other equity-based incentives held by or owed to Mr. Prange vest fully and become immediately exercisable.

      EXECUTIVE COMPENSATION POLICIES

      The Board's intent is to structure the compensation of the Company's executive officers so as to attract and retain executives capable of leading the Company to meet its business objectives and to motivate the executives to enhance long-term shareholder value. The Company's executive officers receive annual compensation consisting of cash salary as well as other forms of compensation, which the Board believes to be in the best interests of the Company and the stockholders. Examples of such additional compensation are cash bonuses and automobile allowances. In determining the level of total compensation to be paid to an executive officer, the Board considers such factors as the officer's responsibilities, qualifications and contribution to the Company, and the compensation paid by comparable companies to individuals in comparable positions. The Board's evaluation of executive officers, except the Chief Executive Officer, may also be based on the Chief Executive Officer's assessment of the officer's contribution to the Company. The Board also compensates executive officers and other key employees by means of stock options or other types of long-term, equity based awards, primarily under the terms of the 1999 Equity Incentive Plan, with respect to which the Board acts as the Compensation Committee.

      In selecting new executive officers, the Board considers the specific needs of the Company and the expertise and special skills offered by the candidates. The Board then determines starting compensation based on its assessment of the package needed to attract such an particular individual to the Company. Compensation of continuing officers is also reviewed periodically against this assessment.

      The Gombrich Agreement and the Prange Agreement each provide for incentive compensation payments at the discretion of the Board. Since the Company's ultimate financial performance is directly related to its primary products, which are still in development and have not yet been introduced into the market, the Board evaluated the performance of the Company and its principal executives during the year 2000, based on development accomplishments and cost controls. These development accomplishments included the initiation of a clinical trial for one of the Company's products, the development of a laboratory test version of the Company's InPath System, the signing of a license to allow the incorporation of HPV detection technology into the InPath System, and the finalization of the bio-molecular assay development for the InPath System. In addition, management's ability to complete various capital funding programs, complete preliminary negotiations to merge AccuMed into a subsidiary of the Company, and the maintenance of spending controls focused on getting products to market were also considered. Based on the Board's evaluation of the overall performance of the Company, including the above specific points, the Board awarded Mr. Gombrich a bonus of $50,000, equal to approximately 22% of his base salary, and awarded Mr. Prange a bonus of $25,000, equal to approximately 14% of his base salary.

      The Board has established specific financial and product performance goals for 2001, which will be used to measure each executive's performance and eligibility for incentive payments.

      The Gombrich Agreement and the Prange Agreement each provide for annual increases in base compensation at the discretion of the Board. In determining base compensation increases, the Board considered general market factors, which influence the compensation level of similar executives. In addition, the Board also took account of the facts that the size and development stage of the Company dictate that the duties of each executive encompass a much broader and more detailed range of responsibilities and related time commitments than would be required in a Company able to support a larger executive staff. Based on the Board's evaluation of all of these factors, the Board voted to increase the base compensation of each of Messrs. Gombrich and Prange for the year 2001 by $25,000.

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally limits the Company to a deduction, for federal income tax purposes, of no more than $ 1,000,000 in a taxable year with respect to compensation paid to the Chief Executive Officer, or to any of the four most highly compensated officers of the Company other than the Chief Executive Officer. Compensation above $1,000,000 may be deducted if it is "qualified performance-based compensation" within the meaning of the Code. The Board believes that at the present time it is unlikely that the compensation paid to any officer of the Company in a taxable year will exceed $1,000,000. Therefore, the Board has not yet established a policy for determining which forms of incentive compensation awarded to its executive officers shall be designed to qualify as "qualified performance-based compensation." The Board intends to continue to evaluate the effects of the statute and Treasury Regulations and to comply with Section 162(m) of the Code in the future to the extent consistent with the best interests of the Company.

Peter Gombrich
Alexander M. Milley
Robert C. Shaw
John Abeles M.D.
Denis O'Donnell M.D.

      PERFORMANCE GRAPH

      The following graph compares the performance of the Common Stock with the performance of the NASDAQ Composite (U.S.) Index and the NASDAQ Medical Devices, Instruments and Supplies, Manufacturers and Distribution Index. The graph covers the period from November 30, 1998, immediately prior to the Company's acquisition of InPath on December 4, 1998, when the Company entered into the medical-device industry, to December 31, 2000. The acquisition of InPath was accounted for as a reverse acquisition whereby InPath was deemed to have acquired the Company. Accordingly, information is shown as if the Company first became a reporting entity on December 4, 1998. Historical information for the Company prior to December 1998 is not reported. During the sixteen-month period preceding the acquisition of InPath, the Company was not engaged in any business, and immediately before this period of inactivity it was engaged in designing and distributing drapery and upholstery fabrics. The graph shows the total cumulative return of an investment of $100 in the group of stocks that comprise each index. All values assume reinvestment of the full amount of dividends.


                                PERFORMANCE GRAPH

[LINE GRAPH]

RAW DATA OF INDICES AND PRICES


                                       11/30/98      12/31/98     12/31/99      12/31/00
          Ampersand (Bell 1998)            0.05        0.3125       0.8125        1.0156

          NASDAQ Composite              188.075       212.509      394.942       237.676

          NASDAQ Medical Devices        111.354       119.212      144.377       149.827


CONVERTED TO $100 INITIAL VALUE

                  Initial Shares   NOV-98     DEC-98     DEC-99     DEC-00
AMPM                    2000        100          625       1625       2031
NASDAQ Comp            0.154        100       112.99     209.99     126.37
NASDAQ MD              0.249        100       107.06     129.66     134.55


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the outstanding shares of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all reports they file.

      Based solely on the Company's review of copies of such reports it has received and on written representations from certain reporting persons concerning their beneficial ownership of Common Stock, the Company believes that during 2000 all reports were timely filed, except that Mr. Milley filed four late Form 4s to report four separate transactions, and Mr. Ritger filed a late Form 3 upon becoming a reporting person.


                  AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                      TO PROVIDE FOR A REVERSE STOCK SPLIT

      The Board of Directors has declared advisable, authorized and approved, and recommends to stockholders that they consider and approve, an amendment to the Company's Certificate of Incorporation to effect a one-for-three reverse stock split (the "Reverse Stock Split") of the Company's Common Stock (the "Reclassification Amendment") as soon as practicable. The text of Article FOURTH of the Certificate of Incorporation of the Company, as amended to include the Reclassification Amendment, is attached as Exhibit B.

BACKGROUND AND REASONS FOR THE REVERSE STOCK SPLIT

      The Board believes the Reverse Stock Split is desirable for several reasons. It is intended to increase the acceptance of the Company's Common Stock by the financial community and the investing public and, accordingly, could enhance stockholder value. Moreover, the Company will require additional authorized but unissued shares to effect future acquisitions and for issuance of shares pursuant to options granted or to be granted by the Company.

      On April _____, 2001, the closing sale price of a share of the Company's Common Stock on the Over-the-Counter Bulletin Board was $_______ __. Many investors look upon low-priced stocks, such as those quoted on the Over-the-Counter Bulletin Board, as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. These investors may believe that low stock prices reflect companies that are of low quality or poor performers. Accordingly, the Board of Directors believes that the per share price of the Company's Common Stock reduces the marketability of the shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures which function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Further, several institutional investors have policies prohibiting them from holding low-priced stock in their own portfolios. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on higher-priced issues.

      The Reverse Stock Split will decrease the number of shares outstanding and presumably increase the per-share market price for the New Common Stock (as defined below). Although the Company's Common Stock is currently quoted on the Over-the-Counter Bulletin Board, an increase in the per share market price may meet criteria to allow the Company's New Common Stock to be listed on the NASDAQ National Market, the NASDAQ SmallCap Market or the American Stock Exchange. There is no assurance, however, that any such listing will or can be effected.

      Although there can be no assurance that the price of the New Common Stock after the Reverse Stock Split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, the proposal is intended to result in a price level for the New Common Stock that will broaden investor interest and provide a market that will reflect more closely the Company's underlying value.

      There can be no assurance that any or all of these results will occur, including, without limitation, that the market price per share of New Common Stock after the Reverse Stock Split will be three times the market price per share of the Company's Common Stock before the Reverse Stock Split, or that the new price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the New Common Stock will reflect more closely the Company's underlying value. Stockholders should note that the Board cannot predict how the Reverse Stock Split will affect the market price of the New Common Stock.

RECOMMENDATION

      If the Reclassification Amendment is approved by the stockholders and the Company's Certificate of Incorporation is amended, each three shares of the Company's Common Stock, par value $.001 per share, issued and outstanding immediately prior to the effective time of the Reclassification Amendment (the "Old Common Stock"), will be reclassified and converted into one share of the Company's Common Stock, par value $ .001 per share (the "New Common Stock"). Fractional shares will not be issued. Instead, stockholders who hold the Company's share certificates will be entitled to receive a cash distribution, without interest, in lieu thereof. See "---- Exchange of Stock Certificates."

      Stockholders have no appraisal rights under Delaware law or under the Company's Certificate of Incorporation or By-laws in connection with the Reverse Stock Split.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-THREE REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK AS SOON AS PRACTICABLE.

EFFECTS OF THE REVERSE STOCK SPLIT

      The principal effect of the Reverse Stock Split will be to decrease the number of outstanding shares from 30,211,457 shares of Old Common Stock to approximately 10,070,485 shares of New Common Stock based on share information as of March 31, 2001. The Reverse Stock Split would not affect the proportionate equity interest in the Company of any holder of Common Stock, except as may result from the provisions for the elimination of fractional shares. The Reverse Stock Split will not affect the registration of the Common Stock under the Securities Exchange Act of 1934, as amended. The Company expects to have approximately the same number of record holders after giving effect to the Reverse Stock Split as before the Reverse Stock Split. The relative rights and preferences of the New Common Stock will be identical to the relative rights and preferences of the Old Common Stock.

      In order to avoid the expense and inconvenience of issuing and transferring fractional shares of New Common Stock to stockholders who hold Old Common Stock certificates and would otherwise be entitled to receive fractional shares of New Common Stock (the "Fractional Stockholders"), the Company will cause cash to be paid to such Fractional Stockholders in lieu of fractional shares of New Common Stock. See "-----Exchange of Stock Certificates."

      The Company is authorized under its Certificate of Incorporation to issue up to 50,000,000 shares of Common Stock. The Company is not proposing to reduce the amount of its authorized Common Stock. If the Reverse Stock Split takes effect, the New Common Stock issued and outstanding will represent approximately 20.1% of the Company's authorized Common Stock, whereas the Old Common Stock currently issued and outstanding represents approximately 60.4% of the authorized Common Stock.

      Unissued and unreserved New Common Stock will enable the Board to issue shares to persons friendly to current management. This could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company's management and possibly deprive the stockholders of opportunities to sell their shares of the Company at prices higher than prevailing market prices. The Company has no present plans to issue unreserved shares of Common Stock except in connection with employee benefit plans and in connection with the merger of AccuMed into a subsidiary of the Company. However, any such issuance likely will have the effect of diluting the proportionate interest of current stockholders in the Company.

      If approved and implemented, the proposal is likely to leave some stockholders with "odd lots" of New Common Stock (i.e., stock in amounts of less than 100 shares). These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in even multiples of 100.

      The Company's outstanding stock options, warrants and convertible debt securities will be adjusted so that each would thereafter evidence the right to purchase one-third of the number of shares of Old Common Stock previously covered thereby and the exercise or conversion price per share would be three times the previous exercise or conversion price.

      The following table illustrates the principal effects of the Reverse Stock Split, based on share information as of March 31, 2001, discussed in the preceding paragraphs:

                                               PRIOR TO               UPON
NUMBER OF SHARES OF COMMON STOCK         REVERSE STOCK SPLIT    REVERSE STOCK SPLIT
--------------------------------         -------------------    -------------------
Authorized                                    50,000,000            50,000,000

Issued and Outstanding                        30,211,457            10,070,485

Treasury                                       5,335,424             1,778,474

Reserved for Issuance under Outstanding
Options, Warrants or Convertible Debt          7,953,187(1)          3,055,178

Available for Future Issuance or Sale
by Action of the Board of Directors            6,499,932(2)         35,095,863

------------
(1) Options for 1,212,347 shares were granted by the Company but are not exercisable unless additional authorized but unissued shares are available.

(2) Approximately 5,800,000 shares of Old Common Stock will be issued or reserved for issuance in connection with the merger of AccuMed into a subsidiary of the Company.

TAX CONSEQUENCES

      The following summary of the material U.S. federal income tax consequences of the Reverse Stock Split is based on current law, including the Code and applicable Treasury Regulations promulgated thereunder. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder. Certain stockholders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, nonresident aliens, foreign corporations and persons who do not hold the Common Stock as a capital asset, may be subject to special rules not discussed below. Further, no foreign, state or local tax consequences are discussed below.

      ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM, HER OR IT OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX AND OTHER LAWS.

      The receipt of shares of New Common Stock (except to the extent that cash is received in lieu of fractional shares of New Common Stock) in the Reverse Stock Split will be a nontaxable transaction under the Code for U.S. federal income tax purposes. Consequently, except with respect to cash received in lieu of fractional shares of New Common Stock, a stockholder receiving shares of New Common Stock will not recognize either gain or loss with respect to shares of New Common Stock received as a result of the Reverse Stock Split. In addition, the aggregate tax basis (reduced by the portion of such basis allocable to fractional shares of New Common Stock) of such stockholder's shares of Old Common Stock immediately prior to the Reverse Stock Split will carry over as the tax basis of the stockholder's shares of New Common Stock. Each stockholder will be required to allocate such stockholder's basis in such stockholder's shares of Old Common Stock ratably among the total number of shares of New Common Stock owned following the Reverse Stock Split. The holding period of the shares of New Common Stock will also include the holding period during which the stockholder held the Old Common Stock, provided that such Old Common Stock was held by the stockholder as a capital asset at the effective date of the Reverse Stock Split.

       The receipt by a Fractional Stockholder of cash in lieu of a fractional share of New Common Stock pursuant to the Reverse Stock Split will be a taxable transaction for federal income tax purposes. The receipt of cash in lieu of fractional shares of New Common Stock will generally result in gain or loss to the Fractional Stockholder measured by the difference between the amount of cash received and the adjusted basis of the fractional share. Assuming that the Old Common Stock was held by the Fractional Stockholder as a capital asset at the date of the

Reverse Stock Split, any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if at the effective date of the Reverse Stock Split the shares of Old Common Stock have been held by the Fractional Shareholder for more than one year.

EXCHANGE OF STOCK CERTIFICATES

      If the proposal to implement the Reverse Stock Split is adopted, stockholders who hold physical stock certificates will be required to exchange their stock certificates to receive new certificates representing shares of New Common Stock. Stockholders of record at the effective date of the Reverse Stock Split ("Effective Time") will be furnished the necessary materials and instructions for the surrender and exchange of stock certificates at the appropriate time by the Company's transfer agent (the "Transfer Agent"). Stockholders will not have to pay a transfer fee or other fee in connection with the exchange of certificates. STOCKHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

      As soon as practicable after the Effective Time, the Transfer Agent will send a letter of transmittal to each stockholder that holds physical stock certificates advising such holder of the procedure for surrendering stock certificates in exchange for new certificates representing the ownership of New Common Stock. No certificates representing fractional shares shall be issued. In lieu thereof, the aggregate of all fractional shares otherwise issuable shall be issued to the Transfer Agent, as agent for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them in connection with the Reverse Stock Split. Sales of fractional interests will be effected by the Transfer Agent as soon as practicable on the basis of prevailing market prices of the New Common Stock on the Over-the-Counter Bulletin Board at the time of sale. After the Effective Time, the Transfer Agent will pay to such stockholders their pro rata share of the net proceeds derived from the sale of their fractional interests upon surrender of their stock certificates. No service charges or brokerage commissions will be payable by stockholders in connection with the sale of fractional interests, all of which costs will be borne by the Company.

      Upon the surrender of certificates representing Old Common Stock or as soon as possible thereafter, any cash payment for a fractional share will be paid (without interest).

      Any stockholder whose certificate for Old Common Stock has been lost, destroyed or stolen will be entitled to issuance of a certificate representing the shares of New Common Stock into which such shares will have been converted upon compliance with such requirements as the Company and the Transfer Agent customarily apply in connection with lost, stolen or destroyed certificates.


                      RATIFICATION OF INDEPENDENT AUDITORS

      Ernst & Young LLP has served as the Company's independent auditors since 1998 and has been appointed by the Board to continue as the Company's independent auditors for the Company's fiscal year ending December 31, 2001.

      In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board believes that such a change would be in the best interests of the Company and its stockholders.

      A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

      Ernst & Young LLP continues to perform audit professional services for and on behalf of the Company. During 2000, the audit services included examination of the consolidated financial statements of the Company, examination of the financial statements of subsidiaries and a review of certain filings with the Securities and Exchange Commission. Ernst & Young LLP's opinion of the consolidated financial statements, along with the consolidated financial statements of the Company, are included in the Company's annual report to stockholders which accompanies this Proxy Statement.

      AUDIT FEES. The aggregate fees and expenses for professional services by Ernst & Young LLP in connection with the audit of the Company's annual financial statements as of and for the years ended December 31, 1999 and 2000 and for the required review of the Company's financial information included in the Company's Securities and Exchange Commission filings for the year 2000 was $107,454.

      FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no fees incurred for these services for the year 2000.

      ALL OTHER FEES. The aggregate fees and expenses for all other professional services rendered by Ernst & Young LLP for all other services rendered to the
Company during the year ended December 31, 2000 was $6,420.


      The Audit Committee, after consideration of the matter, does not believe that the rendering of these services by Ernst & Young LLP is incompatible with maintaining Ernst & Young LLP's independence as the Company's principal accountant.

                              STOCKHOLDER PROPOSALS

      In order to be eligible for inclusion in the Company's proxy materials for the next annual meeting of stockholders, any stockholder proposal to take action
at such meeting must be received by the Company prior to December   , 2001. Any
such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended. In addition, if any business should properly come before such Annual Meeting other than that which is stated in such proxy materials, then, if the Company does not receive notice of such matter by March , 2002, the persons designated in the form of proxy will have discretionary authority to vote or refrain from voting on such matter. Pursuant to the Company's By-Laws, nominations by stockholders must be delivered in writing to the Secretary of the Company not less than 60 days prior to the first anniversary of the date of
the previous year's annual meeting of stockholders, which would be February   ,
2001 with respect to the next Annual Meeting of Stockholders.

                                  OTHER MATTERS

      The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

                                   FORM 10-K

UPON WRITTEN REQUEST AND WITHOUT CHARGE, THE COMPANY WILL PROVIDE EACH STOCKHOLDER OF RECORD ON APRIL 6, 2001 A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000. STOCKHOLDERS MAY, UPON WRITTEN REQUEST AND UPON PAYMENT OF A REASONABLE FEE, ALSO OBTAIN COPIES OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000. REQUESTS SHOULD BE MADE IN WRITING TO: AMPERSAND MEDICAL CORPORATION, 414 NORTH ORLEANS, SUITE 510, CHICAGO, ILLINOIS 60610, ATTENTION: LEONARD R. PRANGE.

                                    IMPORTANT

      All stockholders are cordially invited to attend the Annual Meeting in person.

      If you cannot be present at the meeting, please sign and date the enclosed Proxy and mail it PROMPTLY in the enclosed self-addressed envelope. No postage need be affixed if mailed in the United States.

                                    EXHIBIT A



                             AUDIT COMMITTEE CHARTER


                               ADOPTED MAY 23, 2000

ORGANIZATION

The audit committee of the board of directors shall be comprised of at least three directors who are independent of management and the Company. Members of the audit committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All audit committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

STATEMENT OF POLICY

The audit committee shall provide assistance to the directors in fulfilling the irresponsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the company.

RESPONSIBILITIES

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality. In carrying out these responsibilities, the audit committee will:

- Obtain the full board of directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

- Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries.

- Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the audit committee, as the stockholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

- Meet with the independent auditors and financial management of the Company to review the proposed scope of the annual audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof to review such audit or review, including any comments or recommendations of the independent auditors.

- Review with the independent auditors, the company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

- Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements and related company compliance therewith.

- Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

- Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee may represent the entire committee for purposes of this review.

- Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

- Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial and accounting, and the cooperation that the independent auditors received during the course of audit.

- Review accounting and financial human resources and succession planning within the Company.


- Report the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).

- On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

- Review the report of the audit committee in the annual report to stockholders and the Annual Report on Form 10-K disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose the committee's conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.

- Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

- Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

- Review the Company's disclosure in the proxy statement for its annual meeting of stockholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to stockholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

                                    EXHIBIT B

                              ARTICLE FOURTH OF THE
                         CERTIFICATE OF INCORPORATION OF
                           THE COMPANY, AS AMENDED FOR
                         THE RECLASSIFICATION AMENDMENT



      Section 4.1. The total number of shares of stock which the Corporation is authorized to issue is Fifty-Five Million (55,000,000) comprised of Fifty Million (50,000,000) shares of Common Stock, $.001 par value per share, and Five Million (5,000,000) of Preferred Stock, $.001 par value per share.

      Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective in accordance with the General Corporation Law of the State of Delaware (the "Effective Time"), each three (3) shares of Common Stock, par value $.001 per share, of the Corporation ("Old Common Stock") issued immediately prior to the Effective Time shall be automatically reclassified as and converted into one (1) share of Common Stock, par value $.001 per share, of the corporation ("New Common Stock").

      Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to the transfer agent for the Company's Common Stock as agent for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the New Common Stock on the Over-the-Counter Bulletin Board at the time of sale. After such sale and upon the surrender of the stockholders' stock certificates, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.

      Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock); provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph..

      Section 4.2. The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this Section 4.2 to adopt one or more resolutions to provide for the issuance from time to time in one or more series of any number of shares of Preferred Stock, up to a maximum of Five Million (5,000,000) shares, and to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series.

                                                                           PROXY

                         AMPERSAND MEDICAL CORPORATION

                     FOR SHARES OF COMMON STOCK SOLICITED ON
            BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                   OF STOCKHOLDERS TO BE HELD ON MAY 24, 2001

         The undersigned hereby appoints PETER P. GOMBRICH and LEONARD R. PRANGE, and each of them, proxies with power of substitution and revocation, acting unanimously if both are present and voting, or if only one is present and voting then that one, to vote, as designated on this Proxy, all of the shares of common stock of AMPERSAND MEDICAL CORPORATION which the undersigned is entitled to vote, at the annual meeting of stockholders to be held at the Holiday Inn, 350 North Orleans, Chicago, Illinois 60610 on May 24, 2001 at 10:00 a.m., Chicago time, and at any adjournment thereof, with all the powers the undersigned would possess if present.

         PLEASE VOTE, SIGN AND DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

PLEASE MARK VOTE BELOW    /  /


                                                                                                      For All
                                                                                                      Nominees
                                                                                For      Withheld      Except
1.    Election of Directors
      Nominees: Peter P. Gombrich, Alexander M. Milley, Robert C. Shaw,
      John Abeles M.D. and Denis M. O'Donnell, M.D.                              /  /      /  /          /  /

      =================================================================
                           Nominee Exceptions
      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
      WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ABOVE AND MARK THE OVAL
      "FOR ALL NOMINEES EXCEPT")

                                                                                 For      Against      Abstain
2.     To approve a proposal to amend the Company's Certificate of               /  /      /  /         /  /
       Incorporation to effect a one-for-three reverse stock split of the
       Company's common stock, as a result of which holders of common stock will receive one share of reclassified common stock for every three shares of common stock owned at the effective time of the amendment
       (with cash being paid in lieu of fractional shares)

                                                                                  For     Against      Abstain
3.     To ratify the appointment of Ernst & Young LLP as independent auditors
       for the Company for the year ended December 31, 2001                       /  /     /  /         /  /

                                                                                  For      Against     Abstain
4.    In accordance with their discretion upon all other matters that may
      properly come before said meeting and any adjournment thereof               /  /     /  /        /  /



Dated:___________________________________________, 2001




Signature______________________________________________



Signature______________________________________________




NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. FOR JOINT ACCOUNTS, BOTH OWNERS SHOULD SIGN. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, ETC., PLEASE SIGN YOUR FULL TITLE.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED UNDER
ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.